ACV Announces Second Quarter 2026 Results
 Delivered Record Revenue with Adjusted EBITDA Exceeding Guidance
Reaffirms 2026 Guidance
•Second quarter revenue of $214 million
•Second quarter GAAP net income (loss) of ($8) million
•Second quarter non-GAAP net income of $10 million
•Second quarter Adjusted EBITDA of $21 million
•Reaffirms 2026 revenue guidance of $845 million to $855 million and Adjusted EBITDA of $73 million to $77 million; GAAP net income (loss) of ($49) million to ($44) million

BUFFALO, August 10, 2026 — ACV (NYSE: ACVA), a leading digital automotive marketplace and data services partner for dealers and commercial clients, today reported results for its second quarter ended June 30, 2026.
“ACV delivered solid financial results in Q2-26, reporting another record revenue quarter with Adjusted EBITDA above the high-end of guidance. Results were driven by market share gains in dealer wholesale and strong adoption of our Marketplace Services,” said George Chamoun, CEO of ACV. “Traction for our AI-powered dealer solutions remains strong, highlighted by the continued expansion of VIPER with our dealer partners, which we believe creates a powerful new driver of wallet share expansion and unit growth. We also executed on our commercial wholesale strategy by engaging new commercial accounts and gaining wallet share within existing accounts across major captives, banks, fleet companies, and auto finance providers. We believe that along with delivering market share gains in dealer wholesale, ACV is well positioned to expand our TAM and drive sustainable long-term revenue growth," concluded Chamoun.

“ACV's second quarter results again reinforce our commitment to delivering profitable growth while investing in our go-to-market team and new growth initiatives," said Bill Zerella, CFO of ACV. "We delivered these results while facing ongoing headwinds in the dealer wholesale market. And, despite the uncertain macroeconomic backdrop we are reaffirming our 2026 revenue and Adjusted EBITDA guidance," concluded Zerella.

Second Quarter 2026 Highlights

•Revenue of $214 million, an increase of 10% year over year
•Marketplace and Service Revenue of $189 million, an increase of 8% year over year
•Marketplace GMV of $2.7 billion, approximately flat year over year
•Marketplace Units of 211,472, approximately flat year over year
•GAAP net income (loss) of ($8) million, compared to GAAP net income (loss) of ($7) million in the second quarter of 2025
•Non-GAAP net income of $10 million, compared to non-GAAP net income of $12 million in the second quarter of 2025
•Adjusted EBITDA of $21 million, compared to Adjusted EBITDA of $19 million in the second quarter of 2025

Third Quarter and Full-Year 2026 Guidance
Based on information as of today, ACV is providing the following guidance:
•Third Quarter of 2026:
oTotal revenue of $219 million to $225 million, an increase of 10% to 13% year over year
oGAAP net income (loss) of ($11) million to ($7) million
oNon-GAAP net income of $11 million to $15 million
oAdjusted EBITDA of $21 million to $24 million
•Full-Year 2026:
oTotal revenue of $845 million to $855 million, an increase of 11% to 13% year over year
oGAAP net income (loss) of ($49) million to ($44) million
oNon-GAAP net income of $32 million to $37 million
oAdjusted EBITDA of $73 million to $77 million
Our financial guidance includes the following assumptions:
•The dealer wholesale market is expected to stabilize in the back half of 2026.
•Conversion rates and wholesale price depreciation expected to follow normal seasonal patterns.
•Non-GAAP Operating Expense (excluding Cost of Revenue) is expected to increase approximately 6% year-over-year.
•Third quarter non-GAAP net income guidance excludes approximately $18 million of stock-based compensation expense and approximately $3 million of intangible amortization.
•Full-year non-GAAP net income guidance excludes approximately $63 million of stock-based compensation expense and $10 million of intangible amortization.
ACV’s Second Quarter Results Conference Call
ACV will host a conference call and live webcast today, August 10, 2026, at 5:00 p.m. ET to discuss the financial results. To access the live conference call participants are invited to dial 877-704-4453 (international callers please dial 1-201-389-0920) approximately 10 minutes prior to the start of the call. A live webcast and replay of the call will be available on the Company’s investor relations website at https://investors.acvauto.com/. Participants are encouraged to join the webcast unless asking a question.
About ACV Auctions
ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling and managing used vehicles with transparency and comprehensive insights that were once unimaginable. ACV offerings include ACV Auctions, ACV Transportation, ACV Capital, ACV MAX, ClearCar, VIPER, and True360.
For more information about ACV, visit www.acvauto.com.
Trademark reference: ACV, the ACV logo, ClearCar, ACV Max and VIPER are registered trademarks or trademarks of ACV Auctions, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Information About Non-GAAP Financial Measures
ACV provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.
Non-GAAP Financial Measures
Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.
We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; provision for income taxes; and other one-time non-recurring items, when applicable, such as acquisition-related and restructuring expenses.
Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating income and expenses, including interest income and expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments, (6) it does not reflect tax payments that may represent a reduction in cash available to us, and (7) it does not reflect other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss and other results stated in accordance with GAAP.
Non-GAAP net income (loss), a financial measure that is not presented in accordance with GAAP, provides investors with additional useful information to measure operating performance and current and future liquidity when taken together with our financial results presented in accordance with GAAP. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our continuing operations.

We define non-GAAP net income (loss) as net income (loss), adjusted to exclude: stock-based compensation expense, amortization of acquired intangible assets, and other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses.

In the calculation of non-GAAP net income (loss), we exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

We exclude amortization of acquired intangible assets from the calculation of non-GAAP net income (loss). We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the underlying intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.

We exclude contingent consideration liability valuation adjustments associated with the purchase consideration of transactions accounted for as business combinations. We also exclude certain other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses, because we do not consider such amounts to be part of our ongoing operations nor are they comparable to prior period nor predictive of future results.

Non-GAAP net income (loss) is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that: (1) it does not consider the impact of stock-based compensation expense; (2) although amortization is a non-cash charge, the underlying assets may need to be replaced and non-GAAP net income (loss) does not reflect these capital expenditures; (3) it does not consider the impact of any contingent consideration liability valuation adjustments; and (4) they do not consider the impact of other one-time charges, such as acquisition-related and restructuring expenses, which could be material to the results of our operations. In addition, our use of non-GAAP net income (loss) may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP net income (loss) in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider non-GAAP net income (loss) alongside other financial measures, including our net loss, and other results stated in accordance with GAAP.

Information About Operating and Financial Metrics
We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies.
Operating and Financial Metrics
Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Unit transactions. We believe that Marketplace GMV acts as an indicator of our success, signaling satisfaction of dealers and buyers, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted within the applicable period, excluding any auction and ancillary fees.
Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units excludes vehicles that were inspected by ACV, but not sold. Marketplace Units have generally increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.
Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the third quarter of 2026 and the full year of 2026. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.
The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our marketplace platform; (5) general market, political, economic, and business conditions; (6) our ability to acquire new customers and successfully retain existing customers; (7) our ability to effectively develop and expand our sales and marketing capabilities; (8) our ability to successfully introduce new products and services; (9) breaches in our security measures, unauthorized access to our marketplace platform, our data, or our customers’ or other users’ personal data; (10) risk of interruptions or performance problems associated with our products and platform capabilities; (11) our ability to adapt and respond to rapidly changing technology or customer needs; (12) our ability to compete effectively with existing competitors and new market entrants; (13) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (14) the impact that economic conditions could have on our or our customers’ businesses, financial condition and results of operations; and (15) the impact of such economic conditions in the wholesale dealer market included in our guidance for the third quarter of 2026 and full year 2026, and the related impact on the performance of our marketplace and our operating expenses, stock-based compensation expense and intangible amortization. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026. Additional information will be made available in other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact:
Tim Fox
tfox@acvauctions.com
Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue:
Marketplace and service revenue	$189,247	$175,995	$371,457	$341,932
Customer assurance revenue	24,694	17,708	46,676	34,468
Total revenue	213,941	193,703	418,133	376,400
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	85,504	74,319	165,324	143,721
Customer assurance cost of revenue (excluding depreciation & amortization)	21,722	16,909	40,702	30,886
Operations and technology	46,944	45,801	93,414	89,991
Selling, general, and administrative	53,781	52,972	110,019	111,990
Depreciation and amortization	12,036	10,897	23,956	21,438
Total operating expenses	219,987	200,898	433,415	398,026
Loss from operations	(6,046)	(7,195)	(15,282)	(21,626)
Other (expense) income:
Interest income	1,591	2,152	3,285	4,041
Interest expense	(3,221)	(2,286)	(6,041)	(4,196)
Total other (expense) income	(1,630)	(134)	(2,756)	(155)
Loss before income taxes	(7,676)	(7,329)	(18,038)	(21,781)
Provision for (benefit from) income taxes	551	(31)	1,081	334
Net loss	$(8,227)	$(7,298)	$(19,119)	$(22,115)
Weighted-average shares - basic and diluted	171,038	170,472	172,190	169,415
Net loss per share - basic and diluted	$(0.05)	$(0.04)	$(0.11)	$(0.13)

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$242,259	$271,497
Trade receivables (net of allowance of $6,128 and $3,828)	216,092	197,225
Finance receivables (net of allowance of $8,513 and $29,026)	191,866	180,486
Other current assets	19,752	24,295
Total current assets	669,969	673,503
Property and equipment (net of accumulated depreciation of $7,855 and $6,589)	14,358	12,852
Goodwill	182,875	183,725
Acquired intangible assets (net of amortization of $45,191 and $40,202)	75,664	81,024
Capitalized software (net of amortization of $84,354 and $67,874)	87,061	81,964
Other assets	49,432	52,543
Total assets	$1,079,359	$1,085,611
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$410,113	$390,830
Accrued payroll	8,841	9,308
Accrued other liabilities	22,669	20,711
Total current liabilities	441,623	420,849
Long-term debt	205,000	190,000
Other long-term liabilities	42,845	45,079
Total liabilities	689,468	655,928
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock	—	—
Common Stock	169	173
Additional paid-in capital	977,360	996,628
Accumulated deficit	(587,575)	(568,456)
Accumulated other comprehensive income	(63)	1,338
Total stockholders' equity	389,891	429,683
Total liabilities and stockholders' equity	$1,079,359	$1,085,611

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six months ended June 30,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(19,119)	$(22,115)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,956	21,449
Stock-based compensation expense, net of amounts capitalized	28,272	32,028
Provision for bad debt	8,872	3,111
Other non-cash, net	1,539	2,266
Changes in operating assets and liabilities:
Trade receivables	(23,233)	(41,714)
Other operating assets	5,189	(1,059)
Accounts payable	13,915	85,423
Other operating liabilities	1,621	950
Net cash provided by operating activities	41,012	80,339
Cash Flows from Investing Activities
Net increase in finance receivables	(10,544)	(71,564)
Purchases of property and equipment	(4,898)	(4,205)
Capitalization of software costs	(18,491)	(17,932)
Purchases of marketable securities	—	(24,833)
Maturities and redemptions of marketable securities	—	24,888
Net cash used in investing activities	(33,933)	(93,646)
Cash Flows from Financing Activities
Proceeds from long term debt	175,000	220,000
Payments towards long term debt	(160,000)	(156,500)
Payment of debt issuance costs	—	(1,457)
Proceeds from exercise of stock options	772	531
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(4,191)	(17,636)
Proceeds from employee stock purchase plan	2,535	2,534
Repurchase and retirement of common stock	(50,196)	—
Other financing activities	—	(74)
Net cash (used in) provided by financing activities	(36,080)	47,398
Effect of exchange rate changes on cash and cash equivalents	(237)	209
Net (decrease) increase in cash and cash equivalents	(29,238)	34,300
Cash and cash equivalents, beginning of period	271,497	224,065
Cash and cash equivalents, end of period	$242,259	$258,365

The following table presents a reconciliation of non-GAAP net income to net loss, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net loss	$(8,227)	$(7,298)	$(19,119)	$(22,115)
Stock-based compensation	14,808	15,454	28,272	32,028
Amortization of acquired intangible assets	2,594	2,591	5,190	5,364
Amortization of capitalized stock based compensation	1,486	1,504	3,034	2,967
Acquisition-related costs	—	—	—	403
Litigation-related costs (1)	—	—	—	1,100
Other	(284)	—	326	—
Non-GAAP Net income	$10,377	$12,251	$17,703	$19,747

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our underlying operating performance
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA Reconciliation
Net loss	$(8,227)	$(7,298)	$(19,119)	$(22,115)
Depreciation and amortization	12,036	10,904	23,956	21,450
Stock-based compensation	14,808	15,454	28,272	32,028
Net interest expense	1,630	134	2,756	155
Provision for income taxes	551	(31)	1,081	334
Acquisition-related costs	—	—	—	403
Litigation-related costs (1)	—	—	—	1,100
Other	(33)	(586)	922	(870)
Adjusted EBITDA	$20,765	$18,577	$37,868	$32,485

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our underlying operating performance

The following table presents a reconciliation of non-GAAP net income (loss) to GAAP net loss, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented (in millions):

	Three months ended September 30, 2026	Year ended December 31, 2026
Non-GAAP net income (loss) to net income (loss) guidance Reconciliation
Net income (loss)	($11) - ($7)	($49) - ($44)
Non-GAAP Adjustments:
Stock-based compensation	$18	$63
Intangible amortization	$3	$10
Amortization of capitalized stock-based compensation	$2	$7
Other	—	$1
Non-GAAP net income (loss)	$11 - $15	$32 - $37